UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2013

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Effective September 13, 2013 (the “Effective Date”), American Standard Energy Corp. (the “Company”) and each of Pentwater Capital Management, LMA SPC for and behalf of the MAP 98 Segregated Portfolio, Oceana Master Fund Ltd., Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, “Pentwater”) entered into a Warrant Modification, Release and Forbearance Agreement (the “Forbearance Agreement”) pursuant to which the Company agreed to reduce the exercise price of outstanding warrants to purchase an aggregate of 8,410,144 shares of the Company’s common stock held by Pentwater (the “Pentwater Warrants”) to $0.01 per share.  In consideration for the reduction of the exercise price of the Pentwater Warrants, Pentwater agreed to forbear receipt of certain interest payments under that certain Note and Warrant Purchase Agreement dated February 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) and, subject to certain conditions, terminate any rights it holds pursuant to, and release the Company from, its obligations under each of the following registration rights agreements, as each may have been amended: (i) Registration Rights Agreement, dated January 26, 2011; (ii) Registration Rights Agreement, dated March 31, 2011; (iii) Registration Rights Agreement, dated July 13, 2011; and (iv) Registration Rights Agreement, dated February 9, 2012 (collectively, the “Registration Rights Agreements”).  Pentwater also agreed to waive all prior defaults under any of the Registration Rights Agreements prior to the Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2013

AMERICAN STANDARD ENERGY CORP.

By	/s/ Josh Haislip
Josh Haislip, Chief Financial Officer

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